Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



NASDAQ Premium Income & Growth Fund, Inc.
333-138823, 811-21983

A special meeting of shareholders was held in at the offices of IQ Investment Advisors LLC, New York, New York, on September 8,
2010, and was subsequently adjourned to September 30, 2010 and additionally adjourned to October 22, 2010; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of a new Investment Management Agreement and the approval of a new Investment Subadvisory Agreement.

Voting results are as follows:

<c>To approve a new investment management agreement between the Fund and Nuveen Asset Management.
   For
      6,585,579
   Against
         288,369
   Abstain
         351,683
   Uninstructed
      2,052,718
      Total
      9,278,349


To approve a new investment subadvisory agreement between Nuveen Asset Management and the Funds current subadviser.

   For
      6,591,697
   Against
         282,077
   Abstain
         351,857
   Uninstructed
      2,052,718
      Total
      9,278,349


Approval of the Board Members was reached as follows:



John Amboian

   For
    15,962,997
   Withhold
         616,927
      Total
    16,579,924


Robert P. Bremner

   For
    15,955,556
   Withhold
         624,368
      Total
    16,579,924


Jack B. Evans

   For
    15,950,697
   Withhold
         629,227
      Total
    16,579,924


William C. Hunter

   For
    15,967,331
   Withhold
         612,593
      Total
    16,579,924


David J. Kundert

   For
    15,957,298
   Withhold
         622,626
      Total
    16,579,924


William J. Schneider

   For
    15,968,327
   Withhold
         611,597
      Total
    16,579,924


Judith M. Stockdale

   For
    15,968,150
   Withhold
         611,774
      Total
    16,579,924


Carole E. Stone

   For
    15,959,524
   Withhold
         620,400
      Total
    16,579,924


Terence J. Toth

   For
    15,960,312
   Withhold
         619,612
      Total
    16,579,924


Proxy materials are herein incorporated by reference to the SEC filing on August 5, 2010, under Conformed Submission Type DEF 14A, accession number 0001193125-10-179164.